Exhibit 99.1

                                  VERITEC INC.
      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Van Thuy Tran, the Chief Executive Officer and Chief Financial Officer of Veritec Inc. (the "Company") has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Amended Quarterly Report on Form 10-QSB/A for the fiscal quarter ended December 31, 2002 (the "Report").

The undersigned hereby certifies that:

the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 12th day of August, 2003.

                                            /s/ Van Thuy Tran
                                            ------------------------------------
                                            Van Thuy Tran
                                            Chief Executive Officer and
                                            Chief Financial Officer


























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